DISCOVERY COMMUNICATIONS, LLC, Issuer DISCOVERY, INC., Parent Guarantor SCRIPPS NETWORKS INTERACTIVE, INC., Subsidiary Guarantor and U.S. BANK NATIONAL ASSOCIATION, Trustee NINETEENTH SUPPLEMENTAL INDENTURE DATED AS OF SEPTEMBER 21, 2020 TO INDENTURE DATED AS OF AUGUST 19, 2009 Relating To $1,732,036,000 4.000% Senior Notes due 2055 ActiveUS 181772720

NINETEENTH SUPPLEMENTAL INDENTURE NINETEENTH SUPPLEMENTAL INDENTURE, dated as of September 21, 2020 (the “Supplemental Indenture”), to the Base Indenture (defined below) among Discovery Communications, LLC, a Delaware limited liability company (the “Company”), Discovery, Inc., a Delaware corporation (the “Parent Guarantor”), Scripps Networks Interactive, Inc., an Ohio corporation (“Scripps”), and U.S. Bank National Association, as Trustee (the “Trustee”). RECITALS WHEREAS, the Company has executed and delivered to the Trustee the Indenture, dated as of August 19, 2009 (the “Base Indenture” and, together with this Supplemental Indenture, the “Indenture”), providing for the issuance from time to time of its Securities; WHEREAS, pursuant to the terms of the Base Indenture, the Company desires to provide for the establishment of a new series of its Securities to be known as its 4.000% Senior Notes due 2055 (the “Initial Notes” and, together with any Exchange Notes (as defined herein) issued therefor as provided herein, the “Notes”), the form and substance of the Notes and the terms, provisions and conditions thereof to be set forth as provided in the Base Indenture and this Supplemental Indenture; and WHEREAS, the Company has requested that the Trustee execute and deliver this Supplemental Indenture, and all requirements necessary to make this Supplemental Indenture a valid instrument in accordance with its terms, and to make the Notes, when executed by the Company and authenticated and delivered by the Trustee, the valid and legally binding obligations of the Company, and all acts and things necessary have been done and performed to make this Supplemental Indenture enforceable in accordance with its terms, and the execution and delivery of this Supplemental Indenture have been duly authorized in all respects. WITNESSETH: NOW, THEREFORE, for and in consideration of the premises contained herein, each party agrees for the benefit of each other party and for the equal and ratable benefit of the Holders of the Notes, as follows: ARTICLE 1 DEFINITIONS Section 1.01. Capitalized terms used but not defined in this Supplemental Indenture shall have the meanings ascribed to them in the Base Indenture. 2 ActiveUS 181772720

Section 1.02. References in this Supplemental Indenture to article and section numbers shall be deemed to be references to article and section numbers of this Supplemental Indenture unless otherwise specified. Section 1.03. For purposes of this Supplemental Indenture, the following terms have the meanings ascribed to them as follows: “Attributable Debt” means, with respect to a Sale and Leaseback Transaction, an amount equal to the present value of the lease payments with respect to the term of the lease remaining on the date as of which the amount is being determined, without regard to any renewal or extension options contained in the lease, discounted at the rate of interest set forth or implicit in the terms of the lease, compounded semi-annually. “Base Indenture” has the meaning provided in the recitals. “Clearstream” means Clearstream Banking Société Anonyme. “Company” has the meaning provided in the preamble. “Distribution Compliance Period” means, with respect to the Notes, the period of 40 consecutive days beginning on the later of (i) the day on which such Notes are first offered to Persons other than distributors (as defined in Regulation S) in reliance on Regulation S and (ii) the issue date with respect to such Notes. “Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear system. “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended. “Exchange Notes” means Notes containing terms substantially identical to the Initial Notes (except that (i) such Exchange Notes may omit terms with respect to transfer restrictions and may be registered under the Securities Act, and (ii) certain provisions relating to an increase in the stated rate of interest thereon may be eliminated), that are issued and exchanged for the Initial Notes, as provided for in the Registration Rights Agreement (including any amendment or supplement thereto). “GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied. “Indenture” has the meaning provided in the recitals. 3 ActiveUS 181772720

“Initial Notes” has the meaning provided in the recitals. “Interest Payment Date” has the meaning provided in Section 2.04. “Lien” means any mortgage, pledge, hypothecation, assignment, deposit, arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease substantially having the same economic effect as any of the foregoing). “Non U.S. Person” means a Person who is not a U.S. person, as defined in Regulation S. “Notes” has the meaning provided in the recitals. “Parent Guarantor” has the meaning provided in the preamble. “Paying Agent” has the meaning provided in Section 2.03(d). “Permitted Sale and Leaseback Transaction” has the meaning provided in Section 3.02(b). “Private Placement Legend” has the meaning provided in Section 2.03(e). “QIB” or “Qualified Institutional Buyer” means a “qualified institutional buyer,” as that term is defined in Rule 144A. “Registration Rights Agreement” means the Registration Rights Agreement, dated as of September 21, 2020, among the Company, the Parent Guarantor, Scripps and Deutsche Bank Securities Inc. and RBC Capital Markets, LLC, as dealer managers, relating to the Initial Notes, as the same may be amended, supplemented, waived or otherwise modified from time to time. “Regulation S” means Regulation S under the Securities Act. “Regulation S Certificate” means a certificate substantially in the form attached hereto as Exhibit B. “Resale Restriction Termination Date” has the meaning provided in Section 2.03(e). “Restricted Security” has the meaning assigned to such term in Rule 144(a)(3) under the Securities Act. 4 ActiveUS 181772720

“Rule 144A” means Rule 144A under the Securities Act. “Sale and Leaseback Transaction” means any arrangement with any Person pursuant to which the Company or any Subsidiary leases any property that has been or is to be sold or transferred by the Company or the Subsidiary to such person. “Scripps” has the meaning provided in the preamble. “Supplemental Indenture” has the meaning provided in the preamble. “Total Consolidated Assets” means, as of any date, the total consolidated assets of the Parent Guarantor and its Subsidiaries computed in accordance with GAAP as of the last day of the fiscal quarter most recently ended prior to such date, subject to the second sentence of the definition of “Debt” in the Base Indenture. “Trustee” has the meaning provided in the preamble. ARTICLE 2 GENERAL TERMS AND CONDITIONS OF THE NOTES Section 2.01. Designation and Principal Amount. The Notes are hereby authorized and are designated the “4.000% Senior Notes due 2055,” unlimited in aggregate principal amount. The Notes issued on the date hereof pursuant to the terms of the Indenture shall be in an aggregate principal amount of $1,732,036,000, which amount shall be set forth in the written order of the Company for the authentication and delivery of the Notes pursuant to Section 2.05 of the Base Indenture. In addition, the Company may, from time to time, without notice to or the consent of the Holders of the Notes, create and issue additional Notes ranking equally and ratably with the Notes issued on the date hereof in all respects (or in all respects except for the payment of interest accruing prior to the issue date of such additional Notes or except for the first payment of interest following the issue date of such additional Notes), so that such additional Notes shall be consolidated and form a single series with the Notes issued on the date hereof and shall have the same terms as to status, redemption or otherwise as the Notes issued on the date hereof, provided that if any such additional Notes are not fungible with the Notes initially issued hereunder for U.S. federal income tax purposes, such additional Notes shall have a separate CUSIP number. Section 2.02. Maturity. The principal amount of the Notes shall be payable on September 15, 2055. Section 2.03. Form and Payment. (a) The Notes shall be issued as global notes, only in fully registered book-entry form, without coupons, in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. 5 ActiveUS 181772720

(b) Principal, premium, if any, and/or interest, if any, on the global notes representing the Notes shall be made to the Paying Agent (defined below) which in turn shall make payment to The Depository Trust Company as the Depositary with respect to the Notes of such series or its nominee. (c) The global notes representing the Notes shall be deposited with, or on behalf of, the Depositary and shall be registered, at the request of the Depositary, in the name of Cede & Co. (d) U.S. Bank National Association shall act as paying agent for the Notes (the “Paying Agent”). The Company may appoint and change the Paying Agent without prior notice to the Holders. (e) Each global note shall bear a legend in substantially the following form (the “Private Placement Legend”) on the face thereof until the Private Placement Legend is removed or not required in accordance with Section 2.06(c): THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF REPRESENTS THAT IT IS (1) A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (2) NOT A U.S. PERSON AND IS ACQUIRING ITS NOTE IN AN “OFFSHORE TRANSACTION” PURSUANT TO RULE 904 OF REGULATION S UNDER THE SECURITIES ACT. THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF DISCOVERY COMMUNICATIONS, LLC THAT (A) PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) WHICH IS ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (I) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL 6 ActiveUS 181772720

BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (III) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (IV) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF SUBPARAGRAPH (a)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THIS SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL “ACCREDITED INVESTOR,” FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, (V) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR (VI) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY OF THE RESALE RESTRICTIONS REFERRED TO IN CLAUSE (A) ABOVE. THIS LEGEND WILL BE REMOVED UPON THE EARLIER OF THE TRANSFER OF THIS SECURITY PURSUANT TO CLAUSE (A)(VI) ABOVE OR REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER THE TRANSFER OF THIS SECURITY IN VIOLATION OF THE FOREGOING RESTRICTION. Section 2.04. Interest. Interest on the Notes shall accrue at the rate of 4.000% per annum. Interest on the Notes shall be payable semiannually in arrears on March 15 and September 15 of each year, commencing on March 15, 2021 (each an “Interest Payment Date”), to the Holders in whose names the Notes are registered at the close of business on the March 1 and September 1 immediately preceding such Interest Payment Date. Interest on the Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months. If any Interest Payment Date is not a Business Day, then the related payment of interest for such Interest Payment Date shall be paid on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date and no further interest shall accrue as a result of such delay. 7 ActiveUS 181772720

Section 2.05. Other Terms. The Notes shall be unsecured senior indebtedness of the Company and shall rank equally and ratably in right of payment with all of the Company’s other unsecured and unsubordinated indebtedness outstanding from time to time. The Notes shall not be convertible into, or exchangeable for, any other securities of the Company, except that the Notes shall be exchangeable for other Notes to the extent provided for in the Base Indenture. Section 2.06. Special Transfer Restrictions. (a) Transfers to Non U.S. Persons. The following provisions shall apply with respect to the registration of any proposed transfer of a Note that is a Restricted Security to any Non U.S. Person: The Security Registrar shall register such transfer if it complies with all other applicable requirements of the Indenture and, (i) if (x) such transfer is after the relevant Resale Restriction Termination Date with respect to such Note or (y) the proposed transferor has delivered to the Security Registrar, the Company and the Trustee a Regulation S Certificate and, unless otherwise agreed by the Company and the Trustee, an opinion of counsel, certifications and other information satisfactory to the Company and the Trustee, and (ii) if the proposed transferor is or is acting through a members of, or participants in, the Depositary (“Agent Members”) holding a beneficial interest in a global note, upon receipt by the Security Registrar, the Company and the Trustee of (x) the certificate, opinion, certifications and other information, if any, required by clause (a) above and (y) written instructions given in accordance with the procedures of the Security Registrar and of the Depositary; whereupon (i) the Security Registrar shall reflect on its books and records the date and a decrease in the principal amount of the relevant global note in an amount equal to the principal amount of the beneficial interest in the relevant global note to be transferred, and (ii) if the proposed transferee is or is acting through an Agent Member holding a beneficial interest in a relevant global note, the Security Registrar shall reflect on its books and records the date and an increase in the principal amount of such global note in an amount equal to the principal amount of the beneficial interest being so transferred. Through the Distribution Compliance Period, a beneficial interest in a Regulation S global note may be held only through designated Agent Members holding on behalf of Euroclear or Clearstream unless delivery is made in accordance with the provisions of this Section 2.06(a). (b) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of a Note that is a Restricted Security to a QIB (excluding transfers to Non U.S. Persons): The Security Registrar shall register such transfer if it complies with all other applicable requirements of the Indenture and, 8 ActiveUS 181772720

(i) if such transfer is being made by a proposed transferor who has checked the box provided for on the form of such Note stating, or has otherwise certified to the Security Registrar, the Company and the Trustee in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of such Note stating, or has otherwise certified to Security Registrar, the Company and the Trustee in writing, that it is purchasing such Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and (ii) if the proposed transferee is an Agent Member, and the Note to be transferred consists of a beneficial interest in a global note that after the transfer is to be evidenced by an interest in a different global note, upon receipt by the Security Registrar of written instructions given in accordance with the procedures of the Security Registrar and of the Depositary or Euroclear or Clearstream, as applicable, whereupon the Security Registrar shall reflect on its books and records the date and an increase in the principal amount of the transferee global note in an amount equal to the principal amount of such beneficial interest in such transferor global note to be transferred, and the Trustee shall reflect on its books and records the date and a decrease in the principal amount of such transferor global note. (c) Private Placement Legend. Upon the transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Security Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Security Registrar shall deliver only Notes that bear the Private Placement Legend unless (i) the requested transfer is after the relevant Resale Restriction Termination Date with respect to such Notes, (ii) upon written request of the Company after there is delivered to the Security Registrar an opinion of counsel (which opinion of counsel is satisfactory to the Company) to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act, or (iii) such Notes are sold or exchanged pursuant to an effective registration statement under the Securities Act. (d) Other Transfers. The Security Registrar shall effect and register, upon receipt of a written request from the Company to do so, a transfer not otherwise permitted by this Section 2.06, such registration to be done in accordance with the otherwise applicable provisions of this Section 2.06, upon the furnishing by the proposed transferor 9 ActiveUS 181772720 or transferee of a written opinion of counsel (which opinion of counsel is satisfactory to the Company) to the effect that, and such other certifications or information as the Company or the Trustee may require to confirm that, the proposed transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. A Note that is a Restricted Security may not be transferred other than as provided in this Section 2.06. A beneficial interest in a global note that is a Restricted Security may not be exchanged for a beneficial interest in another global note other than through a transfer in compliance with this Section 2.06. (e) General. By its acceptance of any Note bearing the Private Placement Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Supplemental Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Supplemental Indenture. The Security Registrar shall retain copies of all letters, notices and other written communications received pursuant to this Section 2.06. The Company shall have the right to require the Security Registrar to deliver to the Company, at the Company’s expense, copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Security Registrar. In connection with any transfer of any Note, the Trustee, the Security Registrar and the Company shall be entitled to receive, shall be under no duty to inquire into, may conclusively presume the correctness of, and shall be fully protected in conclusively relying upon the certificates, opinions and other information referred to herein (or in the forms provided herein, attached hereto or to the Notes, or otherwise) received from any Holder and any transferee of any Note regarding the validity, legality and due authorization of any such transfer, the eligibility of the transferee to receive such Note and any other facts and circumstances related to such transfer. Section 2.07. Payment of Additional Interest. (a) Under the circumstances set forth in the Registration Rights Agreement, the Company will be obligated to pay additional amounts of interest to the Holders of certain Initial Notes, as more particularly set forth in such Registration Rights Agreement and Initial Notes. (b) Prior to any Interest Payment Date on which any such additional interest is payable, the Company shall give notice to the Trustee of the amount of any additional interest due on such Interest Payment Date. The Trustee shall have no duty to calculate or verify the calculation of any additional interest that is payable as determined by the Company. 10 ActiveUS 181772720

ARTICLE 3 ADDITIONAL COVENANTS Section 3.01. Limitation on Liens. (a) The Company shall not, and shall not permit any of its Subsidiaries to, create, incur, assume or permit to exist any Lien on any property or asset, to secure any Debt of the Company, any of its Subsidiaries or any other Person, or permit any of its Subsidiaries to do so, without securing the Notes equally and ratably with such Debt for so long as such Debt will be so secured, subject to the exceptions set forth in Section 3.01(b). (b) The foregoing restriction does not apply, with respect to any Person, to any of the following: (i) Liens existing on the date hereof; (ii) Liens on assets or property of a Person at the time it becomes a Subsidiary securing only indebtedness of such Person or Liens existing on assets or property at the time of the acquisition of such assets, provided such indebtedness was not incurred or such Liens were not created in connection with such Person becoming a Subsidiary or such assets being acquired; (iii) Liens on assets created at the time of or within 12 months after the acquisition, purchase, lease, improvement or development of such assets to secure all or a portion of the purchase price or lease for, or the costs of improvement or development of, such assets; (iv) Liens to secure any extension, renewal, refinancing or refunding (or successive extensions, renewals, refinancings or refundings), in whole or in part, of any indebtedness secured by Liens referred to in the foregoing clauses (i) through (iii) or Liens created in connection with any amendment, consent or waiver relating to such indebtedness, so long as such Lien does not extend to any other property and the amount of Debt secured is not increased (other than by the amount equal to any costs and expenses incurred in connection with any extension, renewal, refinancing or refunding); (v) Liens on property incurred in a Permitted Sale and Leaseback Transaction; (vi) Liens in favor of only the Parent Guarantor, the Company or one or more Subsidiaries of the Parent Guarantor granted by the Company or a Subsidiary to secure any obligations owed to the Parent Guarantor, the Company or a Subsidiary of the Parent Guarantor; 11 ActiveUS 181772720

(vii) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, laborers’, landlords’ and similar Liens arising in the ordinary course of business securing obligations that are not overdue for a period of more than 90 days or that are being contested in good faith by appropriate proceedings; (viii) pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by the Employee Retirement Income Security Act of 1974, as amended; (ix) deposits to secure the performance of bids, trade contracts and leases, statutory obligations, surety bonds (other than bonds related to judgments or litigation), performance bonds and other obligations of a like nature incurred in the ordinary course of business; (x) Liens arising out of a judgment, decree or order of court being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Parent Guarantor, the Company or the books of their Subsidiaries, as the case may be, in conformity with GAAP; (xi) Liens for taxes not yet due and payable, or being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Parent Guarantor, the Company or the books of their Subsidiaries, as the case may be, in conformity with GAAP; (xii) easements, rights of way, restrictions and similar Liens affecting real property incurred in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of business of the Parent Guarantor, the Company or of such Subsidiary; (xiii) Liens securing reimbursement obligations with respect to letters of credit related to trade payables and issued in the ordinary course of business, which Liens encumber documents and other property relating to such letters of credit and the products and proceeds thereof; (xiv) Liens encumbering customary initial deposits and margin deposits and other Liens in the ordinary course of business, in each case securing indebtedness under any interest swap obligations and currency agreements and forward contract, option, futures contracts, futures options or similar agreements or arrangements designed to protect the Parent Guarantor or any of its Subsidiaries from fluctuations in interest rates or currencies; 12 ActiveUS 181772720

(xv) Liens in the nature of voting, equity transfer, redemptive rights or similar terms under any such agreement or other term customarily found in such agreements, in each case, encumbering the Company’s or such Subsidiary’s equity interests or other investments in such Subsidiary or other Person; (xvi) Liens created in favor of a producer or supplier of television programming or films over distribution revenues and/or distribution rights which are allocable to such producer or supplier under related distribution arrangements; or (xvii) Liens otherwise prohibited by this Section 3.01, securing indebtedness which, together with the amount of Attributable Debt incurred in Sale and Leaseback Transactions, do not at any time exceed 10% of Total Consolidated Assets. Section 3.02. Limitation on Sale and Leasebacks. (a) The Company shall not, and shall not permit any Subsidiary to, enter into any Sale and Leaseback Transaction (other than a Permitted Sale and Leaseback Transaction), unless the Company or such Subsidiary would be entitled to secure the property to be leased (without equally and ratably securing the outstanding Notes) in a principal amount equal to the amount of Attributable Debt incurred in such Sale and Leaseback Transaction. (b) For purposes of Section 3.01 and this Section 3.02, “Permitted Sale and Leaseback Transaction” means any of the following: (i) temporary leases for a term, including renewals at the option of the lessee, of not more than three years, (ii) leases between only the Company and a Subsidiary or only between Subsidiaries of the Company and (iii) leases of property executed by the time of, or within 12 months after the latest of (A) the acquisition, (B) the completion of construction or improvement or (C) the commencement of commercial operation of the property. Section 3.03. Consolidation, Sale, Merger or Conveyance. (a) In addition to complying with the provisions of Section 9.01 of the Base Indenture, the Company agrees that if, as a result of any consolidation, merger, conveyance, transfer or lease to which such Section 9.01 applies, properties or assets of the Company or any Subsidiary would become subject to any lien that would not be permitted by Section 3.01 hereof without equally and ratably securing the Notes, (i) the Company or the Person formed by such consolidation or into which the Company is merged or the Person that acquires by conveyance or transfer, or that leases, the properties and assets of the Company substantially as an entirety, as the case may be, shall take the steps as are necessary to effectively secure the Notes equally and ratably with, or prior to, all indebtedness secured by those liens as provided for in Section 3.01 and (ii) the Officer’s Certificate and an Opinion of Counsel required by Section 9.01(c) of the Base Indenture shall also state that such consolidation, merger, conveyance, transfer or lease and, if a supplemental 13 ActiveUS 181772720 indenture is required in connection with such transaction, such supplemental indenture comply with this Section 3.03(a). (b) In addition to complying with the provisions of Section 9.03 of the Base Indenture, the Parent Guarantor agrees that if, as a result of any consolidation, merger, conveyance, transfer or lease to which such Section 9.03 applies, properties or assets of the Company or any Subsidiary would become subject to any lien that would not be permitted by Section 3.01 hereof without equally and ratably securing the Notes, (i) the Parent Guarantor or the Person formed by such consolidation or into which the Parent Guarantor is merged or the Person that acquires by conveyance or transfer, or that leases, the properties and assets of the Parent Guarantor substantially as an entirety, as the case may be, shall take the steps as are necessary to effectively secure the Notes equally and ratably with, or prior to, all indebtedness secured by those liens as provided for in Section 3.01 and (ii) the Officer’s Certificate and an Opinion of Counsel required by Section 9.03(c) of the Base Indenture shall also state that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Section 3.03(b). (c) Nothing contained in the last paragraph of each of Sections 9.01 and 9.03 of the Base Indenture shall limit the application of Section 3.01 hereof to any consolidation or merger of any Person into the Company or the Parent Guarantor where the Company or the Parent Guarantor is the survivor of such transaction, or the acquisition by the Company or the Parent Guarantor, by purchase or otherwise, of all or any part of the property of any other Person (whether or not affiliated with the Company or the Parent Guarantor). Section 3.04. Guarantee by Subsidiaries of the Parent Guarantor. (a) The Parent Guarantor shall cause each wholly-owned Domestic Subsidiary that guarantees payment of any Debt of the Company or the Parent Guarantor under the Company’s Revolving Credit Facility, to execute and deliver to the Trustee within 30 days a supplemental indenture, in form and substance required by the Indenture or other instrument pursuant to which such wholly-owned Domestic Subsidiary will guarantee payment of the Notes, whereupon such Domestic Subsidiary will become a Subsidiary Guarantor for all purposes hereunder. Subsidiary guarantees will be subject to release and discharge under the circumstances described below in this Section 3.04 prior to payment in full of the Notes. (b) All payments on the Notes, including principal and interest (and premium, if any), and all other amounts due under the Indenture relating to the Notes will be fully and unconditionally guaranteed on an unsecured and unsubordinated basis by each Subsidiary Guarantor. 14 ActiveUS 181772720

(c) The obligations of each Subsidiary Guarantor are limited to the maximum amount, as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its subsidiary guarantee or pursuant to its contribution obligations under the Indenture, result in the obligations of such Subsidiary Guarantor under the subsidiary guarantee not constituting a fraudulent conveyance or fraudulent transfer under applicable law, or being void or unenforceable under any law relating to insolvency of debtors. (d) Each such subsidiary guarantee will be a continuing guarantee and shall (i) remain in full force and effect until payment in full of the principal amount of all outstanding Notes (whether by payment at maturity, purchase, redemption, defeasance, retirement or other acquisition) and all other subsidiary guaranteed obligations of the relevant Subsidiary Guarantor then due and owing, unless earlier terminated as described below, (ii) be binding upon such Subsidiary Guarantor and (iii) inure to the benefit of and be enforceable by the Trustee, the Holders and their permitted successors, transferees and assigns. Notwithstanding the foregoing provisions of this Section 3.04, any Subsidiary Guarantor will automatically and unconditionally be released from all obligations under its subsidiary guarantee, and such subsidiary guarantee shall thereupon terminate and be discharged and of no further force or effect, (i) concurrently with any direct or indirect sale or disposition (by merger or otherwise) of such Subsidiary Guarantor or any interest therein, or any other transaction, in accordance with the terms of the Indenture, (ii) at any time that such Subsidiary Guarantor is (or, substantially concurrently with the release of the subsidiary guarantee of such Subsidiary Guarantor or if as a result of the release of the subsidiary guarantee of such Subsidiary Guarantor, will be) released from all of its obligations under its guarantee of payment by the Company of any Debt of the Company or the Parent Guarantor under the Revolving Credit Facility (it being understood that a release subject to contingent reinstatement is still a release, and that if any such guarantee is so reinstated, such subsidiary guarantee shall also be reinstated to the extent that such Subsidiary Guarantor would then be required to provide a subsidiary guarantee pursuant to this Section 3.04), (iii) upon the merger or consolidation of such Subsidiary Guarantor with and into the Company or the Parent Guarantor or another Subsidiary Guarantor that is the surviving person in such merger or consolidation, or upon the liquidation of such Subsidiary Guarantor following the transfer of all of its assets to the Company or the Parent Guarantor or another Subsidiary Guarantor, (iv) concurrently with such Subsidiary Guarantor ceasing to constitute a Domestic Subsidiary of the Parent Guarantor, (v) upon legal or covenant defeasance of the Company’s obligations, or satisfaction and discharge of the Notes, or (vi) upon payment in full of the aggregate principal amount of all of the Notes then outstanding and all other subsidiary guaranteed obligations then due and owing (provided that the obligations of each Subsidiary Guarantor hereunder shall be 15 ActiveUS 181772720 reinstated if at any time any payment which would otherwise have reduced or terminated the obligations of any Subsidiary Guarantor hereunder and under its subsidiary guarantee (whether such payment shall have been made by or on behalf of the Company or by or on behalf of a Subsidiary Guarantor) is rescinded or reclaimed from any of the Holders upon the insolvency, bankruptcy, liquidation or reorganization of the Company or any Subsidiary Guarantor or otherwise, all as though such payment had not been made). Upon any such occurrence specified in this Section 3.04, the Trustee shall execute any documents reasonably requested by the Company in order to evidence such release, discharge and termination in respect of such subsidiary guarantee. (e) For purposes of this Section 3.04, the following definitions are applicable: “Domestic Subsidiary” means any Guarantor Subsidiary that is organized under the laws of any political subdivision of the United States that is not a Foreign Subsidiary. “Foreign Subsidiary” means any Guarantor Subsidiary that is organized under the laws of a jurisdiction other than the United States, a state thereof or the District of Columbia or that is a Foreign Subsidiary Holdco. For the avoidance of doubt, any Guarantor Subsidiary that is organized and existing under the laws of Puerto Rico or any other territory of the United States of America shall be a Foreign Subsidiary. “Foreign Subsidiary Holdco” means any Guarantor Subsidiary designated as a Foreign Subsidiary Holdco by the Company, so long as such Subsidiary has no material assets other than securities, indebtedness or receivables of one or more Foreign Subsidiaries (or Guarantor Subsidiaries thereof), intellectual property relating solely to such Foreign Subsidiaries (or Guarantor Subsidiaries thereof) and/or other assets (including cash and cash equivalents) relating to an ownership interest in any such securities, indebtedness, intellectual property or Guarantor Subsidiaries. “Guarantor Subsidiary” means a corporation or other business entity of which equity interests having a majority of the voting power under ordinary circumstances is owned, directly or indirectly, by the Parent Guarantor or by one of more subsidiaries of the Parent Guarantor, or by the Parent Guarantor and one or more subsidiaries of the Parent Guarantor. “Revolving Credit Facility” means the revolving credit facility created pursuant to the Amended and Restated Credit Agreement, dated as of February 4, 2016, among the Company, the Parent Guarantor, certain Subsidiaries of the Company, the lenders from time to time parties thereto and Bank of America, N.A. as administrative agent, as amended by Amendment No. 1 to Amended and Restated Credit Agreement, dated as of August 11, 2017, and Amendment No. 2 to Amended and Restated Credit Agreement, dated as of April 30, 2020, and as further amended, restated, supplemented, replaced, waived or otherwise modified from time to time. 16 ActiveUS 181772720

“Subsidiary Guarantor” means any Guarantor Subsidiary that enters into a subsidiary guarantee, in each case, unless and until such Guarantor Subsidiary is released from such subsidiary guarantee in accordance with the terms of this Section 3.04. Section 3.05. Certain Subsidiaries. If any Subsidiary Guarantor (including Scripps) is a subsidiary of the Parent Guarantor but not a Subsidiary of the Company, then, unless and until such Subsidiary Guarantor is released from such subsidiary guarantee of the Notes, such Subsidiary Guarantor and its subsidiaries shall be treated as if they were Subsidiaries of the Company for all purposes under the Indenture, including for purposes of the provisions described in Section 3.01 and Section 3.02 of this Supplemental Indenture. ARTICLE 4 REDEMPTION OF THE NOTES Section 4.01. Optional Redemption. (a) Prior to the Par Call Date (as defined below), the Notes shall be redeemable, in whole or in part, at the option of the Company at any time and from time to time, at a redemption price equal to the greater of: (i) 100% of the principal amount of the Notes to be redeemed, and (ii) as determined by the Quotation Agent (as defined below), the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed (not including any portion of such payments of interest accrued as of the date of redemption) assuming that the Notes matured on the Par Call Date, discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate (as defined below) plus 40 basis points, plus, in each case accrued and unpaid interest on the principal amount being redeemed to but not including the date of redemption. On and after the Par Call Date, the Notes shall be redeemable, in whole or in part, at the option of the Company at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest on the principal amount being redeemed to but not including the date of redemption. For all purposes of the Notes, the reference to 30 days in Section 12.02 of the Base Indenture shall be deemed to have been replaced with 10 days. In addition to complying with the provisions of Section 12.02 under the Base Indenture, any notice of redemption may, at the Company’s discretion, be subject to the satisfaction or waiver of one or more conditions precedent and such notice shall state the nature of such conditions 17 ActiveUS 181772720 precedent. Interest on the Notes or portions of Notes so called for redemption shall cease to accrue on and after the date of redemption together with interest accrued to said date, subject to the satisfaction or waiver of any conditions precedent specified in such notice of redemption, unless the Company defaults in the payment of such Notes at the redemption price. (b) For purposes of this Section 4.01, the following definitions are applicable: “Adjusted Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue (as defined below), assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price (as defined below) for such redemption date. “Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Notes to be redeemed (assuming that such Notes matured on the Par Call Date) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes. “Comparable Treasury Price” means, with respect to any redemption date, (i) the average of the Reference Treasury Dealer Quotations (as defined below) for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations. “Par Call Date” means March 15, 2055. “Quotation Agent” means the Reference Treasury Dealer appointed by the Company. “Reference Treasury Dealer” means (i) Deutsche Bank Securities Inc. and RBC Capital Markets, LLC, their respective affiliates and their respective successors with respect to the Notes; provided, however, that if any of the foregoing ceases to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), the Company shall substitute therefor another Primary Treasury Dealer; and (ii) any other Primary Treasury Dealers selected by the Company. “Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference 18 ActiveUS 181772720

Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date. Section 4.02. Purchase of Notes Upon a Change of Control Triggering Event. (a) If a Change of Control Triggering Event occurs, unless the Company has exercised its right to redeem the Notes in full, pursuant to Section 4.01, Holders of Notes shall have the right to require the Company to repurchase all or a portion of such Holders’ Notes, as applicable, pursuant to the offer described in 4.02(b) below (such offer, the “Change of Control Offer”), at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date. (b) Within 30 days following the date upon which the Change of Control Triggering Event occurred, or at the Company’s option, prior to any Change of Control but after the public announcement of the pending Change of Control, the Company shall be required to send, by first class mail, a notice to Holders of Notes not redeemed, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. Such notice shall state, among other things, the repurchase date, which must be no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as may be required by law (the “Change of Control Payment Date”). The notice, if mailed prior to the date of consummation of the Change of Control, may state that the Change of Control Offer is conditioned on the Change of Control being consummated on or prior to the Change of Control Payment Date. Holders of Notes not redeemed electing to have their Notes repurchased pursuant to a Change of Control Offer shall be required to surrender their Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Notes completed, to the Paying Agent at the address specified in the notice, or transfer their Notes to the Paying Agent by book-entry transfer pursuant to the applicable procedures of the Paying Agent, prior to the close of business on the third Business Day prior to the Change of Control Payment Date. (c) The Company shall not be required to make a Change of Control Offer if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for such an offer made by the Company and such third party purchases all Notes properly tendered and not withdrawn under its offer. (d) The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions of the Notes, the Company shall comply with those securities laws and regulations and shall not be deemed to have breached its obligations under the provisions in the Indenture governing the Change of Control Offer by virtue of any such conflict. 19 ActiveUS 181772720

(e) For purposes of this Section 4.02, the following definitions are applicable: “Below Investment Grade Rating Event” with respect to the Notes means that such Notes become rated below Investment Grade by each Rating Agency on any date from the date of the public notice by the Parent Guarantor or the Company of an arrangement that results in a Change of Control until the end of the 60-day period following public notice by the Parent Guarantor or the Company of the occurrence of a Change of Control (which period will be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies); provided, however, that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Rating Event for purposes of the definition of “Change of Control Triggering Event”), if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Trustee in writing at its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control has occurred at the time of the Below Investment Grade Rating Event). “Change of Control” means the occurrence of any one of the following: (i) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Parent Guarantor and its Subsidiaries, or the Company and its Subsidiaries, taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than to the Parent Guarantor or one of its Subsidiaries; (ii) the consummation of any transaction (including without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), other than any Significant Shareholder (as defined below) or any combination of Significant Shareholders, becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the outstanding Voting Stock of the Parent Guarantor or the Company, measured by voting power rather than number of shares; (iii) the consummation of a so-called “going private/Rule 13e-3 Transaction” that results in any of the effects described in paragraph (a)(3)(ii) of Rule 13e-3 under the Exchange Act (or any successor provision) with respect to each class of the Parent Guarantor’s common stock, following which any Significant Shareholder or any combination of Significant Shareholders “beneficially own” (as defined in Rules 13d-3 and 13d-5 under the Exchange 20 ActiveUS 181772720

Act), directly or indirectly, more than 50% of the outstanding Voting Stock of the Parent Guarantor, measured by voting power rather than number of shares; (iv) the first day on which the majority of the members of the Board of Directors of the Parent Guarantor cease to be Continuing Directors; or (v) the adoption of a plan relating to the liquidation, dissolution or winding up of the Parent Guarantor. “Change of Control Triggering Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event. Notwithstanding the foregoing, no Change of Control Triggering Event shall be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated. “Continuing Director” means, as of any date of determination, any member of the Board of Directors (or equivalent body) of the Parent Guarantor who: (i) was a member of such board of directors on the date of the issuance of the Notes; or (ii) was nominated for election, elected or appointed to such board of directors with the approval of a majority of the Continuing Directors who were members of such board of directors at the time of such nomination, election or appointment (either by a specific vote or by approval of the Parent Guarantor’s proxy statement in which such member was named as a nominee for election as a director). “Fitch” means Fitch Ratings Ltd., and its successors. “Investment Grade” means a rating of “BBB–” or better by S&P (or its equivalent under any successor rating category of S&P), a rating of “Baa3” or better by Moody’s (or its equivalent under any successor rating category of Moody’s) and a rating of “BBB–” or better by Fitch (or its equivalent under any successor rating category of Fitch). “Moody’s” means Moody’s Investors Service, Inc., and its successors. “Rating Agency” means (i) each of S&P, Moody’s and Fitch; and (ii) if any of S&P, Moody’s or Fitch ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” as defined in Section 3(a)(62) of the Exchange Act, selected by the Company (as certified by a resolution of the Board of Directors of the 21 ActiveUS 181772720

Parent Guarantor and reasonably acceptable to the Trustee) as a replacement agency for S&P, Moody’s or Fitch, or all of them, as the case may be. “S&P” means S&P Global Ratings, a division of S&P Global, Inc., and its successors. “Significant Shareholder” means each of (i) Advance/Newhouse Programming Partnership, (ii) the Parent Guarantor or any of its Subsidiaries and (iii) any other “person” (as that term is used in Section 13(d)(3) of the Exchange Act) if 50% or more of the Voting Stock of such person is “beneficially owned” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, by Advance/Newhouse Programming Partnership or the Parent Guarantor or one of its Subsidiaries or any combination thereof. “Voting Stock” of any specified Person as of any date means any and all shares or equity interests (however designated) of such Person that are at the time entitled to vote generally in the election of the board of directors, managers or trustees of such Person, as applicable. ARTICLE 5 EVENTS OF DEFAULT Section 5.01. Events of Default. (a) Solely with respect to the Notes, the first paragraph of Section 5.01 of the Base Indenture shall be amended as follows: (i) Clause (a) shall be amended by replacing the phrase “60 days (or such other period as may be established for the Securities as contemplated by Section 2.04)” with “30 days” therein; (ii) Clause (b) shall be amended by deleting the phrase “, and the continuance of such default for five days (or such other period as may be established for the Securities as contemplated by Section 2.04)” therein; (iii) The following clause shall be added immediately following clause (e): “(f) a Guarantee ceases to be in full force and effect (except as contemplated by the terms of the Indenture) or is declared null and void in a judicial proceeding or the Parent Guarantor or any Subsidiary Guarantor, as applicable, denies or disaffirms its obligations under the Indenture or the applicable Guarantee; or”; and (iv) Clause (f) shall be amended and restated in its entirety to read as follows: 22 ActiveUS 181772720

“(g) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Parent Guarantor, the Company or any of their Subsidiaries (or the payment of which is guaranteed by the Parent Guarantor, the Company or any of their Subsidiaries), whether such indebtedness or guarantee now exists, or is created after the date hereof, if that default (i) is caused by a failure to pay principal on such indebtedness at its stated final maturity (after giving effect to any applicable grace periods provided in such indebtedness) (a “Payment Default”) or (ii) results in the acceleration of such indebtedness prior to its express maturity (an “Acceleration Event”) and (A) in each case, the principal amount of any such indebtedness, together with the principal amount of any other such indebtedness under which there has been a Payment Default or an Acceleration Event, aggregates $100 million or more and (B) in the case of a Payment Default, such indebtedness is not discharged and, in the case of an Acceleration Event, such acceleration is not rescinded or annulled, within ten days after there has been given, by registered or certified mail, to the Company and the Parent Guarantor by the Trustee or to the Company, the Parent Guarantor and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Notes, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder.” (b) Solely with respect to the Notes, the first sentence of the second paragraph of Section 5.01 of the Base Indenture shall be amended by replacing the phrase “in clauses (a), (b), (c) or (f)” with “in clauses (a), (b), (c), (f) or (g)” therein. Section 5.02. Collection of Debt by Trustee; Trustee May Prove Debt. Solely with respect to the Notes, the first sentence of the first paragraph of Section 5.02 of the Base Indenture shall be amended as follows: (a) Clause (a) shall be amended by replacing the phrase “60 days” with “30 days” therein; and (b) Clause (b) shall be amended by deleting the phrase “, and such default shall have continued for a period of five days” therein. 23 ActiveUS 181772720

ARTICLE 6 SUPPLEMENTAL INDENTURES Section 6.01. Supplemental Indentures with Consent of Securityholders. Solely with respect to the Notes, the first paragraph of Section 8.02 of the Base Indenture shall be amended as follows: (a) the following clauses shall be added immediately following clause (a) in the proviso of that paragraph (but before the word “or” immediately preceding clause (b)): “(b) reduce the amount payable upon repurchase of the Notes, or change the time at which any Notes may be so repurchased; (c) make any change to a Guarantee in any manner adverse to the Holders of the Notes;” and (b) clause (b) in the proviso of that paragraph shall become clause (d). ARTICLE 7 NO RECOURSE Section 7.01. No Recourse. Solely with respect to the Notes, Section 11.01 of the Base Indenture shall be amended (a) by replacing the phrase “the Guarantor” with “any Guarantor” in each instance, and (b) by adding the words “and the Guarantee” immediately following the phrase “such Securities.” ARTICLE 8 MISCELLANEOUS Section 8.01. Covenant Defeasance. Article 10 of the Base Indenture shall be applicable to the Notes. If the Company effects “covenant defeasance” (as defined in Section 10.05 of the Base Indenture) pursuant to Article 10 of the Base Indenture, then the Company shall be released from its obligations under Article Three and Section 4.02 of this Supplemental Indenture with respect to the Notes as provided for in Article 10 of the Base Indenture. Section 8.02. Form of Notes. (a) The Notes and the Trustee’s certificate of authentication to be endorsed thereon are to be substantially in the form of Exhibit A attached hereto, which form is hereby incorporated in and made a part of this Supplemental Indenture. (b) The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Supplemental Indenture, and the Company and the Trustee, by their execution and delivery of this Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby. 24 ActiveUS 181772720

Section 8.03. Ratification of Base Indenture. The Base Indenture, as supplemented by this Supplemental Indenture, is in all respects ratified and confirmed, and this Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein and therein provided. Section 8.04. Trust Indenture Act Controls. If any provision hereof limits, qualifies or conflicts with the duties imposed by Section 310 through Section 317 of the Trust Indenture Act of 1939, the imposed duties shall control. Section 8.05. Conflict with Indenture. To the extent not expressly amended or modified by this Supplemental Indenture, the Base Indenture shall remain in full force and effect. If any provision of this Supplemental Indenture relating to the Notes is inconsistent with any provision of the Base Indenture, the provision of this Supplemental Indenture shall control. Section 8.06. Governing Law. THIS SUPPLEMENTAL INDENTURE AND THE NOTES SHALL BE DEEMED TO BE A CONTRACT UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF SUCH STATE, EXCEPT AS MAY OTHERWISE BE REQUIRED BY MANDATORY PROVISIONS OF LAW. Section 8.07. Successors. All agreements of the Company and the Parent Guarantor in the Base Indenture, this Supplemental Indenture and the Notes shall bind their respective successors. All agreements of the Trustee in the Base Indenture and this Supplemental Indenture shall bind its successors. Section 8.08. Counterparts. This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes. Electronic signatures believed by the Trustee to comply with the ESIGN Act of 2000 or other applicable law (including electronic images of handwritten signatures and digital signature provided by DocuSign, Orbit, Adobe Sign or any other digital signature provider acceptable to Trustee) shall also be deemed original signatures for all purposes hereunder. Any communication or documents sent to the Trustee hereunder must be in the form of a document that is signed manually or by way of a digital signature provided by DocuSign (or such other digital signature provider as specified in writing to the Trustee by the authorized representative of the Company). Notwithstanding the foregoing, Trustee may in any instance and in its sole discretion require that an original document bearing a manual signature be delivered to Trustee in lieu of, or in addition to, any such electronic method. The Company agrees to assume all risks arising out of the use of using digital signatures and electronic methods to submit communications to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties. 25 ActiveUS 181772720

Section 8.09. Trustee Disclaimer. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture other than as to the validity of its execution and delivery by the Trustee. The recitals and statements herein are deemed to be those of the Company and the Parent Guarantor and not the Trustee. 26 ActiveUS 181772720

IN WITNESS WHEREOF, the parties hereto have caused the Supplemental Indenture to be duly executed as of the day and year first above written. DISCOVERY COMMUNICATIONS, LLC By: /s/ Fraser Woodford Name: Fraser Woodford Title: Executive Vice President, Treasury and Corporate Finance DISCOVERY, INC. By: /s/ Fraser Woodford Name: Fraser Woodford Title: Executive Vice President, Treasury and Corporate Finance SCRIPPS NETWORKS INTERACTIVE, INC. By: /s/ Fraser Woodford Name: Fraser Woodford Title: Executive Vice President, Treasury and Corporate Finance U.S. BANK NATIONAL ASSOCIATION, Trustee By: /s/ Karen R. Beard Name: Karen Beard Title: Vice President [Signature Page to Nineteenth Supplemental Indenture]

EXHIBIT A FORM OF NOTE UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE REGISTERED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. ActiveUS 181772720

DISCOVERY COMMUNICATIONS, LLC 4.000% Senior Note Due 2055 CUSIP No.:[144A CUSIP: 25470D BK4] [Reg S CUSIP: U25478 AH8] No. ISIN No.: [144A ISIN: US25470DBK46] [Reg S ISIN: USU25478AH87] $ DISCOVERY COMMUNICATIONS, LLC, a Delaware limited liability company (the “Company”, which term includes any successor corporation), for value received promises to pay to CEDE & CO., or registered assigns, the principal sum of $ (the “Principal”) on September 15, 2055. Interest Payment Dates: March 15 and September 15 (each, an “Interest Payment Date”), commencing on March 15, 2021. Interest Record Dates: March 1 and September 1 (each, an “Interest Record Date”). Reference is made to the further provisions of this Security contained herein, which will for all purposes have the same effect as if set forth at this place. ActiveUS 181772720

IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by its duly authorized officer under its seal. DISCOVERY COMMUNICATIONS, LLC By: Name: Title: ActiveUS 181772720

NOTATION OF GUARANTEE Discovery, Inc. (the “Parent Guarantor”) and Scripps Networks Interactive, Inc. (the “Subsidiary Guarantor” and together with the Parent Guarantor, the “Guarantors”, which term includes any successor thereto under the Indenture (the “Indenture”) referred to in the Security on which this notation is endorsed) have unconditionally guaranteed, pursuant to the terms of the Guarantee contained in Article 13 of the Indenture (and, with respect to the Subsidiary Guarantor, subject to the terms and conditions set forth in Section 3.04 of the Nineteenth Supplemental Indenture, dated as of September 21, 2020 (the “Supplemental Indenture”)), the due and punctual payment of the principal of and any premium and interest on this Security, when and as the same shall become due and payable in accordance with the terms of this Security and the Indenture. The obligations of the Guarantors to the Holders of the Securities and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in Article 13 of the Indenture (and, with respect to the Subsidiary Guarantor, subject to the terms and conditions set forth in Section 3.04 of the Supplemental Indenture), and reference is hereby made to such Article and Indenture and Supplemental Indenture, as applicable, for the precise terms of the Guarantee. The Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Security upon which this notation of the Guarantee is endorsed shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized signatories. ActiveUS 181772720

DISCOVERY, INC. By: Name: Title: SCRIPPS NETWORKS INTERACTIVE, INC. By: Name: Title: ActiveUS 181772720

This is one of the Securities of the series designated herein and referred to in the within-mentioned Indenture. Dated: September 21, 2020 U.S. BANK NATIONAL ASSOCIATION, Trustee By: Authorized Officer ActiveUS 181772720

(REVERSE OF SECURITY) DISCOVERY COMMUNICATIONS, LLC 4.000% Senior Note Due 2055 1. Interest. DISCOVERY COMMUNICATIONS, LLC, a Delaware limited liability company (the “Company”), promises to pay interest on the principal amount of this Security at the rate per annum shown above. Cash interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from September 21, 2020. The Company will pay interest semi-annually in arrears on each Interest Payment Date, commencing March 15, 2021. Interest will be computed on the basis of a 360-day year of twelve 30-day months. If any Interest Payment Date is not a Business Day, then the related payment of interest for such Interest Payment Date shall be paid on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date and no further interest shall accrue as a result of such delay. The Company shall pay interest on overdue principal from time to time on demand at the rate borne by the Securities and on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful. 2. Method of Payment. The Company shall pay interest on the Securities (except defaulted interest) to the persons who are the registered Holders at the close of business on the Interest Record Date immediately preceding the Interest Payment Date notwithstanding any transfer or exchange of such Security subsequent to such Interest Record Date and prior to such Interest Payment Date. Holders must surrender Securities to the Trustee to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts (“U.S. Legal Tender”). Payment of principal of (and premium, if any) and any such interest on this Security will be made at the Corporate Trust Office of the Trustee in Boston, Massachusetts or at any other office or agency designated by the Company for such purpose; provided that at the option of the Company payment of interest may be made by check mailed to the address of the Holder entitled thereto as such address appears in the Security register. However, the payments of interest, and any portion of the principal (other than interest payable at maturity or on any redemption or repayment date or the final payment of principal) shall be made by the Paying Agent, upon receipt from the Company of immediately available funds by 12:30 p.m., New York City time (or such other time as may be agreed to between the Company and the Paying Agent or the Company), directly to a Holder (by Federal funds wire transfer or otherwise) if the Holder has delivered written instructions to the Trustee 15 days prior to such payment date requesting that such payment will be so made and designating the bank account to ActiveUS 181772720 which such payments shall be so made and in the case of payments of principal surrenders the same to the Trustee in exchange for a Security or Securities aggregating the same principal amount as the unredeemed principal amount of the Securities surrendered. 3. Paying Agent. Initially, U.S. Bank National Association (the “Trustee”) will act as Paying Agent. The Company may change any Paying Agent without notice to the Holders. 4. Indenture. The Company issued the Securities under an Indenture, dated as of August 19, 2009 (the “Indenture”), among the Company, Discovery, Inc., a Delaware corporation (the “Parent Guarantor”) and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) (the “TIA”), as in effect on the date of the Indenture. Notwithstanding anything to the contrary herein, the Securities are subject to all such terms, and Holders of Securities are referred to the Indenture and the TIA for a statement of them. To the extent the terms of the Indenture and this Security are inconsistent, the terms of the Indenture shall govern. The Company, the Parent Guarantor, Scripps Networks Interactive, Inc. (the “Subsidiary Guarantor” and together with the Parent Guarantor, the “Guarantors”, which term includes any successor thereto under the Indenture) and the Trustee entered into a Nineteenth Supplemental Indenture, dated as of September 21, 2020 setting forth certain terms of the Securities pursuant to Section 2.04 of the Indenture (the “Supplemental Indenture”). The Supplemental Indenture imposes certain limitations on the incurrence of liens and certain sale and leaseback transactions and limits the Company’s ability to consolidate, merge, convey, transfer or lease its properties and assets substantially as an entirety. To the extent the terms of the Supplemental Indenture are inconsistent with the Indenture or this Security, the terms of the Supplemental Indenture shall govern. 5. Guarantee. The payment by the Company of the principal of, and premium and interest on, the Securities is irrevocably and unconditionally guaranteed on a senior basis by the Guarantors. ActiveUS 181772720

6. Optional Redemption. The Securities are redeemable, in whole or in part, at the option of the Company, at any time and from time to time, at the redemption price described in the Supplemental Indenture. 7. Change of Control Offer to Repurchase. If a Change of Control Triggering Event (as defined in the Supplemental Indenture) occurs, unless the Company has exercised its right to redeem the Securities, Holders of the Securities will have the right to require the Company to repurchase all or a portion of their Securities pursuant to the offer described in the Supplemental Indenture at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase, subject to the rights of Holders of Securities on the relevant Interest Record Date to receive interest due on the relevant Interest Payment Date. 8. Denominations; Transfer; Exchange. The Securities are in registered form, without coupons, in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. A Holder shall register the transfer of or exchange Securities in accordance with the Indenture. The Company may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Company need not issue, authenticate, register the transfer of or exchange any Securities or portions thereof for a period of 15 days before such series is selected for redemption, nor need the Company register the transfer or exchange of any Security selected for redemption in whole or in part. The Holder of this Security is entitled to the benefits of the Registration Rights Agreement. Until (i) this Security has been exchanged for an Exchange Security (as defined in the Registration Rights Agreement) in an Exchange Offer (as defined in the Registration Rights Agreement); (ii) a Shelf Registration Statement (as defined in the Registration Rights Agreement) registering this Note under the Securities Act has been declared or becomes effective and this Note has been sold or otherwise transferred by the holder thereof pursuant to and in a manner contemplated by such effective Shelf Registration Statement; or (iii) the earliest date that is no less than 365 days after September 21, 2020 and on which this Note is eligible to be sold by a Person that is not an “affiliate” (as defined in Rule 144) of the Company pursuant to Rule 144 without volume restriction, from and including the date on which a Registration Default (as defined below) shall occur to but excluding the date on which such Registration Default has been cured (a “Registration Default Period”), additional interest will accrue on this Note until such time as all Registration Defaults have been cured at the rate of (a) 0.25% ActiveUS 181772720 per annum for the first 90 days of the Registration Default Period and (b) an additional 0.25% per annum for any subsequent 90-day Registration Default Period. Any such additional interest shall not exceed such respective rates for such respective periods, and shall not in any event exceed 0.50% per annum in the aggregate, regardless of the number of Registration Defaults that shall have occurred and be continuing. Any such additional interest shall be paid in the same manner and on the same dates as interest payments in respect of this Note. Following the cure of all Registration Defaults, the accrual of such additional interest will cease. A Registration Default under clause (ii) or (iii) below will be deemed cured upon consummation of the Exchange Offer in the case of a Shelf Registration Statement required to be filed due to a failure to consummate the Exchange Offer within the required time period. For purposes of the foregoing, each of the following events, as more particularly defined in the Registration Rights Agreement, is a “Registration Default”: (i) the Exchange Offer has not been consummated within 365 days after September 21, 2020; (ii) if a Shelf Registration Statement required by the Registration Rights Agreement is not declared effective on or before the date that is 365 days after September 21, 2020 or (iii) if any Shelf Registration Statement required by the Registration Rights Agreement is filed and declared effective, and during the period the Company is required to use commercially reasonable efforts to cause the Shelf Registration Statement to remain effective, the Shelf Registration Statement either ceases to be effective or the related prospectus ceases to be usable at any time during the required effectiveness period (subject to certain exceptions), and such failure to remain effective or be usable exists for more than 90 days (whether or not consecutive) in any 12-month period. 9. Persons Deemed Owners. The registered Holder of a Security shall be treated as the owner of it for all purposes. 10. Unclaimed Funds. If funds for the payment of principal or interest remain unclaimed for two years, the Trustee and the Paying Agent will repay the funds to the Company or the Parent Guarantor at its written request. After that, all liability of the Trustee and such Paying Agent with respect to such funds shall cease. 11. Legal Defeasance and Covenant Defeasance. The Company may be discharged from its obligations under the Securities and under the Indenture with respect to the Securities except for certain provisions thereof, and may be discharged from obligations to comply with certain covenants contained in the Securities and in the Indenture with respect to the Securities, in each case upon satisfaction of certain conditions specified in the Indenture. ActiveUS 181772720

12. Amendment; Supplement; Waiver. Subject to certain exceptions, the Securities and the provisions of the Indenture relating to the Securities may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities of all series then outstanding affected by such amendment or supplement (voting as one class), and any existing Default or Event of Default or compliance with certain provisions may be waived with the consent of the Holders of a majority in aggregate principal amount of all the Securities of such series, each series voting as a separate class, (or of all the Securities, as the case may be, voting as a single class) then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture and the Securities to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Securities in addition to or in place of certificated Securities, or make any other change that does not adversely affect the rights of any Holder of a Security. 13. Defaults and Remedies. If an Event of Default (other than certain bankruptcy Events of Default with respect to the Company or the Parent Guarantor) occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Securities of this series then outstanding (voting as a separate class) may declare all of the Securities to be due and payable immediately in the manner and with the effect provided in the Indenture. If a bankruptcy Event of Default with respect to the Company or the Parent Guarantor occurs and is continuing, the entire principal amount of the Securities then outstanding and interest accrued thereon, if any, shall immediately become due and payable. Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Securities unless it has received indemnity satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Securities then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Securities notice of certain continuing Defaults or Events of Default if it determines that withholding notice is in their interest. 14. Trustee Dealings with Company. The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company as if it were not the Trustee. 15. No Recourse Against Others. No stockholder, director, officer, employee, member or incorporator, as such, of the Company, any Guarantor or any successor Person thereof shall have any liability for ActiveUS 181772720 any obligation under the Securities or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Security by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities and the Guarantee. 16. Authentication. This Security shall not be valid until the Trustee manually signs the certificate of authentication on this Security. 17. Abbreviations and Defined Terms. Customary abbreviations may be used in the name of a Holder of a Security or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act). 18. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities as a convenience to the Holders of the Securities. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon. 19. Governing Law. The laws of the State of New York shall govern the Indenture and this Security thereof. ActiveUS 181772720

ASSIGNMENT FORM I or we assign and transfer this Security to (Print or type name, address and zip code of assignee or transferee) (Insert Social Security or other identifying number of assignee or transferee) and irrevocably appoint agent to transfer this Security on the books of the Company. The agent may substitute another to act for him. CHECK ONE BOX BELOW (1)  This Security is being transferred inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or (2)  This Security is being transferred outside the United States to a Non-U.S. Person in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933. Unless one of the boxes is checked, the Trustee will not be obligated to register this Security in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.6 of the Supplemental Indenture shall have been satisfied. Dated: Signed: ActiveUS 181772720

(Signed exactly as name appears on the other side of this Security) Signature Guarantee: Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee) TO BE COMPLETED BY PURCHASER IF (1) ABOVE IS CHECKED. The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A. Dated: __________________ ________________________________________ NOTICE: To be executed by an executive officer. ActiveUS 181772720

OPTION OF HOLDER TO ELECT PURCHASE If you want to elect to have this Security purchased by the Company pursuant to Section 4.02 of the Supplemental Indenture, check the box . If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.02 of the Supplemental Indenture, state the amount you elect to have purchased (must be integral multiples of $1,000): $ Dated: Signed: (Signed exactly as name appears on the other side of this Security) Signature Guarantee: Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee) ActiveUS 181772720

EXHIBIT B Form of Regulation S Certificate [] Re: Discovery Communications, LLC (the “Company”) 4.000% Senior Notes due 2055 (the “Notes”) Ladies and Gentlemen: In connection with our proposed sale of $________ aggregate principal amount of Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S (“Regulation S”) under the Securities Act of 1933, as amended (the “Securities Act”), and accordingly, we hereby certify as follows: 1. The offer of the Notes was not made to a person in the United States (unless such person or the account held by it for which it is acting is excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(vi) or 902(k)(2)(i) of Regulation S under the circumstances described in Rule 902(h)(3) of Regulation S) or specifically targeted at an identifiable group of U.S. citizens abroad. 2. Either (a) at the time the buy order was originated, the buyer was outside the United States or we and any person acting on our behalf reasonably believed that the buyer was outside the United States or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market, and neither we nor any person acting on our behalf knows that the transaction was pre-arranged with a buyer in the United States. 3. No directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(a)(2) or Rule 904(a)(2) of Regulation S, as applicable. 4. The proposed transfer of Notes is not part of a plan or scheme to evade the registration requirements of the Securities Act. 5. If we are a dealer or a person receiving a selling concession or other fee or remuneration in respect of the Notes, and the proposed transfer takes place before the end of the distribution compliance period under Regulation S, or we are an officer or director of the Company or a distributor, we certify ActiveUS 181772720 that the proposed transfer is being made in accordance with the provisions of Rules 903 and 904 of Regulation S. 6. If the proposed transfer takes place before the end of the distribution compliance period under Regulation S, the beneficial interest in the Notes so transferred will be held immediately thereafter through Euroclear (as defined in such Indenture) or Clearstream (as defined in such Indenture). 7. We have advised the transferee of the transfer restrictions applicable to the Notes. You, the Company and counsel for the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S. Very truly yours, [NAME OF SELLER] By:______________________ Name: Title: Address: Date of this Certificate:_____________ __, 20__ ActiveUS 181772720